                                                                  EXECUTION COPY

                                                                    EXHIBIT 4.31

                          PURCHASE AND SALE AGREEMENT
                                      (OCS)

                                      AMONG

                                  PFIZER INC.,

                            GALEN (CHEMICALS) LIMITED

                                       AND

                               GALEN HOLDINGS PLC

                            DATED AS OF MARCH 5, 2003

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                                TABLE OF CONTENTS

                                                                                                      PAGE
ARTICLE I        DEFINITIONS AND TERMS.......................................................           1

     Section 1.1     Definitions.............................................................           1
     Section 1.2     Other Definitional Provisions...........................................           8

ARTICLE II       PURCHASE AND SALE...........................................................           9

     Section 2.1     Purchase and Sale of the Purchased Assets...............................           9
     Section 2.2     Consents................................................................          10
     Section 2.3     Excluded Assets.........................................................          10
     Section 2.4     Assumption of Certain Liabilities.......................................          10
     Section 2.5     Retained Liabilities....................................................          11
     Section 2.6     Purchase Price; Additional Purchase Payments............................          13
     Section 2.7     Allocation of the Purchase Price........................................          15
     Section 2.8     Risk of Loss............................................................          15
     Section 2.9     Adjustment of the Purchase Price........................................          15

ARTICLE III      CLOSING.....................................................................          16

     Section 3.1     Closing.................................................................          16

ARTICLE IV       CONDITIONS TO CLOSING.......................................................          16

     Section 4.1     Conditions to the Obligations of Purchaser and Pfizer...................          16
     Section 4.2     Conditions to the Obligations of Purchaser..............................          17
     Section 4.3     Conditions to the Obligations of Pfizer.................................          17

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF PFIZER....................................          18

     Section 5.1     Organization............................................................          18
     Section 5.2     Authority; Binding Effect...............................................          18
     Section 5.3     Non-Contravention.......................................................          19
     Section 5.4     Governmental Consents...................................................          19
     Section 5.5     No Litigation...........................................................          19
     Section 5.6     Compliance with Laws....................................................          20
     Section 5.7     Product Registrations...................................................          20
     Section 5.8     Material Contracts......................................................          20
     Section 5.9     Intellectual Property; Know-how.........................................          21
     Section 5.10    Assets..................................................................          22
     Section 5.11    Brokers.................................................................          22
     Section 5.12    Statements of Net Sales and Product Contribution........................          22
     Section 5.13    Medical Information.....................................................          22
     Section 5.14    Domain Names and Websites...............................................          23
     Section 5.15    Inventory...............................................................          23

ARTICLE VI       REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT......................          23

     Section 6.1     Organization and Qualification..........................................          23
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                                       i

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                                TABLE OF CONTENTS
                                   (CONTINUED)

     Section 6.2     Corporate Authorization.................................................          23
     Section 6.3     Binding Effect..........................................................          23
     Section 6.4     Non-Contravention.......................................................          24
     Section 6.5     Governmental Consents...................................................          24
     Section 6.6     Financial Resources.....................................................          24
     Section 6.7     Condition of the Purchased Assets.......................................          25
     Section 6.8     Brokers.................................................................          25
     Section 6.9     Voting Requirement......................................................          25

ARTICLE VII      COVENANTS...................................................................          25

     Section 7.1     Information and Documents...............................................          25
     Section 7.2     Interim Operations Relating to the Products.............................          26
     Section 7.3     Reasonable Best Efforts; Certain Governmental Matters...................          27
     Section 7.4     Transitional Services Agreement.........................................          28
     Section 7.5     Transitional Intellectual Property License Agreement....................          29
     Section 7.6     Transitional Supply Agreement...........................................          29
     Section 7.7     Litigation Support......................................................          29
     Section 7.8     Notifications...........................................................          29
     Section 7.9     Post-Closing Cooperation................................................          30
     Section 7.10    Right of First Refusal on the Fajardo Plant.............................          30
     Section 7.11    Confidentiality.........................................................          31
     Section 7.12    Parent Shareholder Approval.............................................          31
     Section 7.13    Transfer of Regulatory Approvals........................................          32
     Section 7.14    Certain Patents.........................................................          33

ARTICLE VIII     INDEMNIFICATION.............................................................          33

     Section 8.1     Indemnification by Pfizer...............................................          33
     Section 8.2     Indemnification by Parent...............................................          33
     Section 8.3     Notice of Claims........................................................          34
     Section 8.4     Third Party Claims......................................................          34
     Section 8.5     Expiration..............................................................          35
     Section 8.6     Certain Limitations.....................................................          35
     Section 8.7     Losses Net of Insurance, Etc............................................          35
     Section 8.8     Sole Remedy/Waiver......................................................          36
     Section 8.9     No Consequential Damages................................................          36

ARTICLE IX       TERMINATION.................................................................          36

     Section 9.1     Termination.............................................................          36
     Section 9.2     Effect of Termination...................................................          37

ARTICLE X        MISCELLANEOUS...............................................................          38

     Section 10.1    Notices.................................................................          38
     Section 10.2    Amendment; Waiver.......................................................          39
     Section 10.3    Assignment..............................................................          40
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                                       ii


                                TABLE OF CONTENTS
                                   (CONTINUED)

     Section 10.4    Entire Agreement........................................................          40
     Section 10.5    Fulfillment of Obligations..............................................          40
     Section 10.6    Parties in Interest.....................................................          40
     Section 10.7    Public Disclosure.......................................................          40
     Section 10.8    Return of Information...................................................          40
     Section 10.9    Expenses................................................................          41
     Section 10.10   Schedules...............................................................          41
     Section 10.11   Governing Law; Jurisdiction.............................................          41
     Section 10.12   Counterparts............................................................          42
     Section 10.13   Headings................................................................          42
     Section 10.14   Severability............................................................          42
     Section 10.15   Guarantee of Parent.....................................................          42
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                                      iii


                                TABLE OF CONTENTS
                                   (CONTINUED)

                                LIST OF SCHEDULES

A                Certain Trademarks
B                Product in Development
1.1(A)           Asset Selling Corporations
1.1(B)           Historic Gross Profit Percentage
1.1(C)           Knowledge of Pfizer
2.1(a)(i)        Patents
2.1(a)(iii)      Assumed Contracts
2.1(a)(ix)       Domain Names and Websites
2.1(a)(x)        Governmental Authorizations
2.9              Months of Supply
2.9(b)           Adjustment of the Purchase Price
5.5              No Litigation
5.6              Compliance with Laws
5.7              Product Registrations
5.8(a)           Material Contracts
5.8(c)           Managed Care Agreements
5.9(b)           Intellectual Property
5.9(c)           Infringement
5.10             Assets
5.12             Statements of Net Sales and Product Contribution
5.15             Inventory
7.2              Interim Operations

                                LIST OF EXHIBITS

A. List of instruments and documents to be provided by Pfizer to Purchaser
B. List of instruments and documents to be provided by Purchaser to Pfizer
C. Form of Transitional Services Agreement (OCs)
D. Form of Transitional Intellectual Property License Agreement (OCs)
E. Form of Transitional Supply Agreement

                        PURCHASE AND SALE AGREEMENT (OCS)

                  This Purchase and Sale Agreement (OCs) (this "AGREEMENT") is made and entered into as of this 5th day of March, 2003 among Pfizer Inc., a Delaware corporation ("PFIZER"), Galen (Chemicals) Limited, an Irish corporation ("PURCHASER"), and Galen Holdings plc, a public limited company organized under the Laws of Northern Ireland ("PARENT").

                              W I T N E S S E T H:

                  WHEREAS, Pfizer, through certain of its Subsidiaries, is engaged in selling, promoting and marketing certain oral contraceptive products under the Estrostep(R) and Loestrin(R) trademarks set forth on Schedule A and is developing for commercialization a certain low-dose oral contraceptive product set forth on Schedule B (collectively, the "PRODUCTS");

                  WHEREAS, the Asset Selling Corporations own the Purchased Assets; and

                  WHEREAS, the parties hereto desire that, at the Closing, Pfizer shall cause the Asset Selling Corporations to sell and transfer to Purchaser, and Purchaser shall purchase from the Asset Selling Corporations, all of the Purchased Assets and assume all of the Assumed Liabilities, upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND TERMS

                  Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

                  "ADDITIONAL PAYMENTS" shall have the meaning set forth in
Section 2.6(b)(i).

                  "ADJUSTED PURCHASE PRICE" shall have the meaning set forth in
Section 2.9(d).

                  "AFFILIATE" shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person at any time during the period for which the determination of affiliation is being made.

                  "AGREEMENT" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "ALLOCATION" shall have the meaning set forth in Section 2.7.

                  "ANCILLARY AGREEMENTS" shall mean the Transitional Intellectual Property License Agreement, the Transitional Services Agreement and the Transitional Supply Agreement.

                  "ANDA" shall mean an Abbreviated New Drug Application submitted to the FDA for approval of a generic drug product.

                  "APPLICABLE AVERAGE DAILY SALES", with respect to either Product, shall mean (a) the aggregate dollar amount of gross sales of the Product for the period from and including February 1, 2003 to and including the Closing Date divided by (b) the number of days in such period.

                  "ASSET SELLING CORPORATIONS" shall mean the Persons set forth on Schedule 1.1(A).

                  "ASSUMED CONTRACTS" shall have the meaning set forth in
Section 2.1(a)(iii).

                  "ASSUMED LIABILITIES" shall have the meaning set forth in
Section 2.4.

                  "BARR" shall have the meaning set forth in Section 2.6(b)(ii).

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York, United States of America are authorized or obligated by Law or executive order to close.

                  "CALCULATION DATE" shall have the meaning set forth in Section 2.9(a).

                  "CLOSING" shall mean the closing of the transactions contemplated by this Agreement pursuant to the terms of this Agreement.

                  "CLOSING DATE" shall have the meaning set forth in Section 3.1(a).

                  "COLLATERAL SOURCE" shall have the meaning set forth in
Section 8.7.

                  "COMPETING DRUG" shall have the meaning set forth in Section 2.6(b)(i).

                  "COMPETITION LAWS" shall mean statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

                  "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement, dated as of August 13, 2002, between Pfizer and Parent relating to certain products, including the Products.

                  "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 7.11(a).

                  "DAILY SALES ADJUSTMENT AMOUNT" shall have the meaning set forth in Section 2.9(c).

                  "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.3.

                  "EXCLUSIVITY PERIOD" shall have the meaning set forth in
Section 2.6(b)(i).

                  "FAJARDO NOTICE" shall have the meaning set forth in Section 7.10.

                  "FAJARDO PLANT" shall mean the manufacturing and packaging facility and equipment located in Fajardo, Puerto Rico used to manufacture the Products.

                  "FDA" shall mean the United States Food and Drug
Administration.

                  "FDCA" shall mean the Federal Food, Drug and Cosmetic Act of 1938, as amended.

                  "FTC" shall mean the United States Federal Trade Commission.

                  "GOVERNMENTAL ANTITRUST ENTITY" shall have the meaning set forth in Section 7.3(c).

                  "GOVERNMENTAL AUTHORITY" shall mean any supranational, national, federal, state or local judicial, legislative, executive or regulatory authority.

                  "GOVERNMENTAL AUTHORIZATIONS" shall mean all INDs, NDAs, licenses, permits, certificates and other authorizations and approvals required to carry on the sale and marketing of the Products as conducted as of the date of this Agreement under the applicable Laws of any Governmental Authority.

                  "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "HISTORIC AVERAGE DAILY SALES", with respect to Loestrin(R), shall mean $296,790; and with respect to Estrostep(R), shall mean $190,558.

                  "HISTORIC GROSS PROFIT PERCENTAGE", with respect to each Product, shall mean the historic gross profit percentage for such Product as set forth on Schedule 1.1(B).

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "IMS" shall have the meaning set forth in Section 2.9(a).

                  "IND" shall mean an Investigational New Drug exemption filed with the FDA relating solely to the Products.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
Section 8.3.

                  "INDEMNIFYING PARTY" shall have the meaning set forth in
Section 8.3.

                  "INTELLECTUAL PROPERTY" shall mean the copyrights, Patents, trademarks, service marks, trade names, trade dress, labels, logos and all other names and slogans, whether or not registered, and any other applications and registrations therefor, in each case relating solely to the Products.

                  "INVENTORIES" shall mean all inventory of finished goods relating solely to the Products.

                  "KNOW-HOW" shall mean all ideas, inventions, data, instructions, secrets, processes, master batch records, drug master files, formulas, formulation information, validations, validation protocols, package specifications, chemical specifications, chemical and finished goods analytical test methods, stability data, testing data, product specifications, information with respect to expert opinion and information (whether or not patented or patentable) and technology owned, licensed or controlled by any of the Asset Selling Corporations or under which any of the Asset Selling Corporations has the right to grant sublicenses, as of the date of this Agreement, all of the foregoing only to the extent relating solely to the Products, including all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information related thereto and all correspondence with the FDA or other similar Governmental Authority and all other documents pertaining to communications with the FDA or other similar Governmental Authority (including minutes of any FDA communications and applications for any regulatory approval of the Products, if any).

                  "KNOWLEDGE OF PFIZER" shall mean the actual knowledge of any of the individuals set forth on Schedule 1.1(C).

                  "LAUNCH DATE" shall have the meaning set forth in Section 2.6(b)(i).

                  "LAW" shall mean any federal, state, foreign or local law, common law, statute, ordinance, rule, regulation, code or Governmental Order.

                  "LIABILITIES" shall mean any debts, liabilities or obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

                  "LIEN" shall mean any lien, security interest, mortgage, charge or similar encumbrance.

                  "LOSS" or "LOSSES" shall have the meaning set forth in Section 8.1(a).

                  "MANAGED CARE AGREEMENTS" shall have the meaning set forth in
Section 5.8(c).

                  "MANUFACTURING AGREEMENT" shall mean that certain Manufacturing Agreement, dated as of September 24, 1997, between Duramed Pharmaceuticals, Inc., an Ohio corporation, and Warner Lambert.

                  "MATERIAL ADVERSE EFFECT" shall mean any change or effect that is, or is reasonably likely to be, materially adverse to the Products, taken as a whole, or the assets, revenues or profits relating to the Products, taken as a whole, or the manufacture, distribution or sale of the Products, taken as a whole, other than any change, effect, event, circumstance or occurrence relating to (a) the economy or financial markets in general, (b) conditions affecting the industries in which the Products participate generally, provided that the Products, taken as a whole, are not materially disproportionately affected as compared to other Persons engaged in such industry by such change, effect, event, circumstance or occurrence, (c) the transactions contemplated by this Agreement, (d) actions required to be taken by applicable Law, (e) acts of terrorism or war (whether or not threatened, pending or declared), (f) the public announcement of this Agreement or the transactions contemplated hereby,
(g) the declining sales of the Products due to competition, (h) the lack of marketing of the Products and (i) the refusal of Parent to provide its consent under Section 7.2 if Parent acted unreasonably in withholding its consent.

                  "MATERIAL CONTRACTS" shall have the meaning set forth in
Section 5.8(b).

                  "MONTHS OF SUPPLY" shall have the meaning set forth in Section 2.9(a).

                  "NDA" shall mean a New Drug Application filed with the FDA relating solely to any of the Products requesting permission to place a drug on the market in accordance with 21 C.F.R. Part 314 and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning any such Product that are necessary for FDA approval to market any such Product in the United States of America.

                  "NEGOTIATION PERIOD" shall have the meaning set forth in
Section 7.10.

                  "PARENT" shall have the meaning set forth in the preamble to this Agreement.

                  "PARENT ADVERSE RECOMMENDATION CHANGE" shall have the meaning set forth in Section 7.12(a).

                  "PARENT CIRCULAR" shall have the meaning set forth in Section 7.12(b)(i).

                  "PARENT SHAREHOLDER APPROVAL" shall have the meaning set forth in Section 6.9.

                  "PATENTS" shall mean all patents and patent applications and all additions, divisions, continuations, continuations-in-part, substitutions, reissues, extensions, registrations and renewals of any of the foregoing.

                  "PERMITTED ENCUMBRANCES" shall mean (a) all Liens approved in writing by Purchaser; (b) statutory Liens arising out of operation of Law with respect to a Liability incurred in the ordinary course of the sale and marketing of the Products and that are not delinquent, including mechanics', materialmens', carriers', workmens', warehousemens', repairmens', landlords' or other like Liens and security obligations; (c) such Liens and other imperfections of title as do not materially detract from the value or impair the use of the property subject thereto or make such property unmarketable or (d) Liens for Taxes that are not yet delinquent or that are being actively contested in good faith by appropriate proceedings.

                  "PERSON" shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Authority or other entity or organization.

                  "PFIZER" shall have the meaning set forth in the preamble to this Agreement.

                  "PFIZER REIMBURSABLE FEES" shall have the meaning set forth in
Section 9.2(c).

                  "PROCEEDING" shall have the meaning set forth in Section 10.11(b).

                  "PRODUCT CLAIM" shall mean a claim from a third party for money or other compensation (beyond the cost of a particular Product) in respect of potential or actual injury or harm allegedly due and owing as a result of the use, application or defect of any of the Products or labeling of any of the Products, in each case irrespective of the legal theory of liability.

                  "PRODUCT REGISTRATIONS" shall have the meaning set forth in
Section 5.7(a).

                  "PRODUCTS" shall have the meaning set forth in the recitals to this Agreement.

                  "PURCHASED ASSETS" shall have the meaning set forth in Section 2.1(a), it being understood that the Purchased Assets do not include the Excluded Assets.

                  "PURCHASE PRICE" shall have the meaning set forth in Section 2.6(a).

                  "PURCHASER" shall have the meaning set forth in the preamble to this Agreement.

                  "PURCHASER MATERIAL ADVERSE EFFECT" shall have the meaning set forth in Section 6.4.

                  "REBATES" shall mean all rebates to all United States federal and state rebate programs and local governmental programs and to pharmacy benefit management companies, health plans, insurance companies, mail service pharmacies and other health care providers based upon the utilization of any of the Products. For purposes of this Agreement, a Rebate in respect of any of the Products shall be deemed to have occurred in the calendar quarter in which the pharmacy or other applicable entity dispensed any of the Products to the end-user.

                  "RETAINED LIABILITIES" shall have the meaning set forth in
Section 2.5.

                  "RIGHT OF FIRST REFUSAL" shall have the meaning set forth in
Section 7.10.

                  "SELLER CORPORATIONS" shall mean Pfizer and the Asset Selling Corporations.

                  "SHAREHOLDERS' MEETING" shall have the meaning set forth in
Section 7.12(b)(ii).

                  "SHIPPED PRODUCTS" shall have the meaning set forth in Section 2.5(a).

                  "STATEMENTS OF NET SALES AND PRODUCT CONTRIBUTION" shall have the meaning set forth in Section 5.12.

                  "SUBSIDIARY" shall mean any Person as to which Pfizer, Purchaser, Parent or any other relevant Person, as the case may be, owns directly or indirectly 50% or more of the voting power or other similar interests.

                  "SUPPLY NOTICE" shall have the meaning set forth in Section 2.9(a).

                  "TAXES" shall mean any and all taxes, levies or other like assessments, including income, transfer, gains, gross receipts, excise, property (real, personal or intangible), sales, use, withholding, payroll, employment, capital stock and franchise taxes, imposed by a Governmental Authority.

                  "TERMINATION DATE" shall have the meaning set forth in Section 9.1(b).

                  "TERMINATION FEE" shall have the meaning set forth in Section 9.2(b).

                  "THIRD PARTY CLAIM" shall have the meaning set forth in
Section 8.4(a).

                  "TRANSITIONAL INTELLECTUAL PROPERTY LICENSE AGREEMENT" shall have the meaning set forth in Section 7.5.

                  "TRANSITIONAL SERVICES AGREEMENT" shall have the meaning set forth in Section 7.4.

                  "TRANSITIONAL SUPPLY AGREEMENT" shall have the meaning set forth in Section 7.6.

                  "UKLA" shall have the meaning set forth in Section 7.12(b)(i).

                  "WARNER LAMBERT" shall mean Warner-Lambert Company LLC, a Delaware limited liability company.

                  "WITHDRAWAL DATE" shall have the meaning set forth in Section 2.6(b)(iii).

                  Section 1.2 Other Definitional Provisions.

                  (a) The words "HEREOF", "HEREIN", "HERETO" and "HEREUNDER" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

                  (c) The terms "DOLLARS" and "$" shall mean United States dollars.

                  (d) The term "INCLUDING" shall mean "INCLUDING, WITHOUT LIMITATION".

                  (e) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

                                    ARTICLE II

                                PURCHASE AND SALE

                  Section 2.1 Purchase and Sale of the Purchased Assets.

                  (a) Upon the terms and subject to the conditions set forth herein, at the Closing, Pfizer shall cause the Asset Selling Corporations to sell, convey, assign and transfer to Purchaser, and Purchaser shall purchase, acquire and accept from the Asset Selling Corporations, free and clear of all Liens, other than Permitted Encumbrances, all of the Asset Selling Corporations' right, title and interest in the following assets, properties and rights owned or held by the Asset Selling Corporations on the Closing Date (collectively, the "PURCHASED ASSETS"):

                  (i) all the Intellectual Property, including (A) the Patents set forth on Schedule 2.1(a)(i) and (B) the trademarks, trade names and service marks set forth on Schedule A, together with the goodwill associated therewith;

                  (ii) all Know-how (including all clinical data relating to the Products);

                  (iii) subject to Section 2.2, all contracts, licenses, agreements and commitments set forth on Schedule 2.1(a)(iii) (the "ASSUMED CONTRACTS");

                  (iv)     all Inventories;

                  (v) all customer and vendor lists relating to the Products, provided that any information set forth in such lists that does not relate to the Products will be redacted from such lists;

                  (vi) to the extent permitted by Law, all books and records (including regulatory files) relating solely to the Products; provided, however, that Pfizer may retain a copy of any such books and records to the extent necessary for Tax, accounting, litigation or other valid business purposes;

                  (vii) all rights under or pursuant to all representations, warranties and guarantees or otherwise against manufacturers to the extent (A) relating solely to the Products or the Purchased Assets and
         (B) transferable;

                  (viii) all advertising, marketing, sales, product literature, promotional materials and data and all training materials in whatever medium (e.g., audio, visual, print or electronic), in each case relating solely to the Products;

                  (ix) all domain names and websites set forth on Schedule 2.1(a)(ix); and

                  (x) all Governmental Authorizations set forth on Schedule 2.1(a)(x) to the extent transferable.

                  (b) Pfizer or an Affiliate of Pfizer, as the case may be, shall retain the right and title in and to any intellectual property or know-how, as the case may be, that is not Intellectual Property or Know-how, as the case may be, utilized in connection with the manufacturing, packaging, testing, development, distribution, marketing, use or sale of any products of Pfizer or an Affiliate of Pfizer, as the case may be, other than the Products, and Purchaser shall be granted by Pfizer or an Affiliate of Pfizer, as the case may be, a non-exclusive, perpetual, royalty-free, worldwide license to use such intellectual property or know-how, as the case may be, solely with respect to the Products or any line extensions of the Products.

                  Section 2.2 Consents.

                  (a) There shall be excluded from the transactions contemplated by this Agreement any agreement, license or right which is not assignable or transferable without the consent of any Person, other than Pfizer or any of its Affiliates or Purchaser or any of its Affiliates, to the extent that such consent shall not have been obtained prior to the Closing; provided, however, that each of Pfizer and Purchaser shall have the continuing obligation after the Closing to use its commercially reasonable efforts to endeavor to obtain all necessary consents to the assignment thereof (provided that neither Pfizer, Purchaser nor any of their respective Affiliates shall be required to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party) and, upon obtaining the requisite third party consents thereto, such agreement, license or right, if otherwise includable in the Purchased Assets, shall be transferred and assigned to Purchaser hereunder.

                  (b) With respect to any agreement, license or right that is not included in the Purchased Assets or assigned to Purchaser at the Closing by reason of Section 2.2(a), after the Closing and until any requisite consent is obtained and the foregoing sold and assigned to Purchaser, the parties hereto shall cooperate with each other, upon written request, in endeavoring to obtain for Purchaser, at no incremental cost to Pfizer or any of its Affiliates, to the extent practicable, an arrangement which Purchaser reasonably shall desire designed to provide for Purchaser the same net benefits thereof in some other manner.

                  Section 2.3 Excluded Assets. Notwithstanding any provision in this Agreement, Purchaser is not purchasing any of the following (the "EXCLUDED ASSETS"):

                  (a) the corporate books and records of the Asset Selling Corporations and the general account and books of original entry that comprise the Asset Selling Corporations' permanent accounting or tax records; and

                  (b) the "Pfizer", "Parke-Davis" and "Warner Lambert" names and logos.

                  Section 2.4 Assumption of Certain Liabilities. Upon the terms and subject to the conditions of this Agreement, Purchaser agrees, effective at the Closing, except as set forth in Section 2.5, to assume all the following Liabilities of the Seller Corporations (collectively, the "ASSUMED LIABILITIES"):

                  (a) all Liabilities arising out of or relating to any Product Claim made after the Closing that results from the use or misuse of any Products shipped to a third party prior to or after the Closing;

                  (b) all Liabilities for lawsuits commenced prior to or after the Closing to the extent relating to the Intellectual Property, including the litigation matters set forth as items 2 and 3 on Schedule 5.5;

                  (c) all Liabilities to customers under purchase orders made in the ordinary course of the sale and marketing of the Products consistent with past practice for Products that have not yet been shipped at the Closing;

                  (d) all Liabilities arising after the Closing under any contracts, agreements, licenses or commitments that are assigned to Purchaser pursuant to Section 2.1 or 2.2(a) at or after the Closing;

                  (e) all Liabilities arising out of or relating to (i) the return of any of the Products after the Closing, (ii) any chargebacks relating to any of the Products claimed to be due and owing after the Closing and (iii) any Rebates occurring in the calendar quarters subsequent to the expiration of the first full calendar quarter after the Closing and the related reporting activities;

                  (f) all Liabilities for Taxes relating solely to the Products with respect to the period on or after the Closing; and

                  (g) all other Liabilities relating solely to the Products to the extent relating to any period on or after the Closing.

                  Section 2.5 Retained Liabilities. Notwithstanding any provision in this Agreement to the contrary, Pfizer shall, or shall cause one of the Asset Selling Corporations to, retain and be responsible for the following (the "RETAINED LIABILITIES"):

                  (a) all Liabilities arising out of or relating to any Product Claim pending as of the Closing that resulted from the use or misuse of any Products manufactured by or on behalf of Pfizer or one of the Asset Selling Corporations and shipped to a third party prior to the Closing (the "SHIPPED PRODUCTS");

                  (b) all Liabilities arising out of or relating to (i) the return after the Closing of any Shipped Products which returns are a result of adulteration or misbranding (within the meaning of the FDCA or the rules and regulations of the FDA promulgated thereunder) by Pfizer or one of the Asset Selling Corporations, (ii) the return during the six month period after the Closing of any Shipped Product that either has (A) expired, provided that neither Pfizer nor any of its Affiliates shall be responsible for any such

Shipped Product having an expiration date greater than one year prior to the date of return or (B) not expired, provided that neither Pfizer nor any of its Affiliates shall be responsible for any such Shipped Product with an expiration date greater than six months after the date of return (with all such returns for which Pfizer has responsibility to be shipped at Pfizer's expense to Pfizer's designated returned goods processing facility), (iii) any chargebacks relating to any Shipped Products and (iv) any Rebates occurring until the expiration of the first full calendar quarter after the Closing and the related reporting activities;

                  (c) all Liabilities for Taxes relating to the Products with respect to the period prior to the Closing;

                  (d) all Liabilities relating to employees of Pfizer or any of its Affiliates;

                  (e) all Liabilities for which Pfizer expressly has responsibility pursuant to the terms of this Agreement;

                  (f)      all Liabilities relating to the Excluded Assets;

                  (g) all Liabilities to suppliers for raw materials, intermediates, packaging and other supplies and services relating to the manufacture of the Products;

                  (h) all Liabilities arising out of or relating to the matter set forth as item 3 on Schedule 5.9(b);

                  (i) all Liabilities arising out of the loan guarantee entered into by Warner Lambert in connection with the Manufacturing Agreement; and

                  (j) all other Liabilities relating to the Products to the extent relating to any period prior to the Closing.

Purchaser and Pfizer agree to reimburse one another, dollar for dollar, in the event that (i) any of their or their respective Affiliate's customers offset, against accounts payable by such customer to Pfizer or Purchaser or their respective Affiliates, the cost of any Product returned by such customer or (ii) Purchaser, Pfizer or any of their respective Affiliates are required to issue a credit for the account of any customer for returns, in each case which are the responsibility of the other party hereto pursuant to Sections 2.4(e) and 2.5(b). Pfizer and Purchaser agree to, and to cause their respective Affiliates to, provide notice to one another of any such offset or issuance of credit for which such party or its Affiliate is entitled to be reimbursed pursuant to this provision. Payment shall be made promptly following receipt of notice of any such offset by or issuance of a credit to a customer (together with supporting documentation). Pfizer and Purchaser shall, and Pfizer and Purchaser shall cause their respective Affiliates to cooperate to, ensure that a customer does not offset returns of any Product against both Pfizer (or any of its Affiliates) and Purchaser (or any of its Affiliates).

                  Section 2.6 Purchase Price; Additional Purchase Payments.

                  (a) Purchase Price. In consideration of the sale and transfer of the Purchased Assets, Purchaser agrees to purchase from each of the Asset Selling Corporations the Purchased Assets owned by such Asset Selling Corporation for an aggregate amount equal to $197,000,000 (One Hundred and Ninety-Seven Million Dollars) (the "PURCHASE PRICE"), allocated among each of the Asset Selling Corporations as described in Section 2.7 and subject to adjustment as described in Section 2.9.

                  (b)      Additional Purchase Payments.

                  (i) Subject to the limitations set forth in the next sentence, as further consideration of the sale and transfer of the Purchased Assets, for the period commencing on the first day of the third calendar quarter of 2004 and ending on the expiration of the third calendar quarter of 2007 (the "EXCLUSIVITY PERIOD"), Purchaser shall pay to Pfizer, as agent for the Asset Selling Corporations (or to Pfizer's Affiliates as Pfizer may designate on behalf of the Asset Selling Corporations), on the last Business Day of each calendar quarter of the Exclusivity Period, $4,300,000 (except for any such payment made on the last Business Day of the third calendar quarter of 2007, which payment shall be $3,800,000) (the "ADDITIONAL PAYMENTS") (for an aggregate total payment of $55,400,000 for the entire Exclusivity Period), by wire transfer in immediately available funds to one or more accounts specified in writing by Pfizer at least two Business Days prior to the last Business Day of such calendar quarter. Notwithstanding the foregoing, but subject to Section 2.6(b)(iii), Purchaser's obligation to make the Additional Payments shall terminate on the first date (the "LAUNCH DATE") of commercial sales to unaffiliated third parties by any Person (other than Purchaser or any of its Affiliates) of a generic drug that is AB rated to Estrostep(R)(a "COMPETING DRUG"); provided, however, that if the Launch Date occurs during the Exclusivity Period, within two Business Days after the Launch Date, Purchaser shall pay to Pfizer, as agent for the Asset Selling Corporations (or to Pfizer's Affiliates as Pfizer may designate on behalf of the Asset Selling Corporations), by wire transfer in immediately available funds to one or more accounts specified in writing by Pfizer, an amount equal to the product (rounded up to the nearest whole cent) of (i) $4,300,000 (unless the Launch Date occurs during the third calendar quarter of 2007, then $3,800,000) and (ii) a fraction, (A) the numerator of which is equal to the number of days elapsed since the first day of the calendar quarter in which the Launch Date occurs and the Launch Date (including such first day, but excluding the Launch Date) and (B) the denominator of which is equal to 90.

                  (ii) In the event that (A) Purchaser settles any of the litigation matters set forth as items 2 and 3 on Schedule 5.5 and such settlement permits, or does not prohibit, commercial sales to unaffiliated third parties by Barr Laboratories, Inc. ("BARR") or any of its Affiliates of a Competing Drug and (B) Barr or any of its Affiliates commences such commercial sales, (I) Purchaser's obligation to make the Additional Payments will terminate in accordance with the last sentence of Section 2.6(b)(i) and (II) for a period of ten days thereafter, Purchaser and Pfizer shall negotiate in good faith whether or not Purchaser shall provide to Pfizer (as agent on behalf of the Asset Selling Corporations) further consideration for the sale and transfer of the Purchased Assets, in lieu of the continuation of the Additional Payments and, if so, the amount of such consideration and such terms and conditions as may be reasonably acceptable to Purchaser and Pfizer. If, by the end of such ten day period, Purchaser and Pfizer are unable to reach an agreement on whether and how much further consideration shall be paid and the terms and conditions thereof, Purchaser and Pfizer shall refer such matter to an independent third party valuation specialist (such as a reputable investment bank) mutually acceptable to Purchaser and Pfizer. Such valuation specialist shall make a determination with respect to whether and how much further consideration shall be paid and the terms and conditions thereof within 15 days after its engagement by Purchaser and Pfizer. In making such determination, such valuation specialist shall consider the value to Pfizer of the remaining Additional Payments that it would have otherwise likely received in the absence of the settlement, the terms of Purchaser's settlement and such other matters as the parties and such valuation specialist deem relevant. Such determination shall be delivered in writing to Purchaser and Pfizer within such 15 day period and shall be final and binding on, and nonappealable by, Purchaser and Pfizer. Purchaser and Pfizer shall each pay one-half the costs incurred in connection with the engagement of such valuation specialist.

                  (iii) If (A) a Competing Drug (other than a Competing Drug commercially sold to unaffiliated third parties by Barr or any of its Affiliates as permitted, or not prohibited, by any settlement of any of the litigation matters set forth as items 2 and 3 on Schedule 5.5) is withdrawn from the market in the United States (the date of such withdrawal, the "WITHDRAWAL DATE") and (B) the Exclusivity Period has not expired, Purchaser shall resume payment of the Additional Payments commencing on the last Business Day of the calendar quarter following the first full calendar quarter after the Withdrawal Date occurs until the expiration of the Exclusivity Period in accordance with the first sentence of Section 2.6(b)(i). All other Additional Payments made pursuant to this Section 2.6(b)(iii) shall be made in accordance with the first sentence of Section 2.6(b)(i) (excluding the parenthetical relating to the aggregate total payment), unless Purchaser's obligation to make such Additional Payments is terminated pursuant to and in accordance with the last sentence of Section 2.6(b)(i); it being understood that the date of re-commencement of commercial sales to unaffiliated third parties of a withdrawn Competing Drug shall be deemed to be a "Launch Date" for purposes of Section 2.6(b)(i). For the avoidance of doubt, this Section 2.6(b)(iii) shall in no way affect the rights and obligations of the parties under Section 2.6(b)(ii), including the respective rights and obligations of the parties upon a withdrawal from the market in the United States of a Competing Drug commercially sold to unaffiliated third parties by

         Barr or any of its Affiliates as permitted, or not prohibited, by any settlement of any of the litigation matters set forth as items 2 and 3 on Schedule 5.5.

                  Section 2.7 Allocation of the Purchase Price. The parties shall negotiate in good faith and agree upon an allocation of the Purchase Price
(a) among each of the Asset Selling Corporations and (b) between tangible and intangible Purchased Assets (collectively, the "ALLOCATION"). Pfizer and Purchaser agree not to take a position on any income tax return, before any Governmental Authority or in any judicial proceeding that is inconsistent with the Allocation. The Additional Payments shall be allocated in the same manner as the Purchase Price.

                  Section 2.8 Risk of Loss. Until the Closing, any loss of or damage to the Purchased Assets from fire, casualty or any other occurrence shall be the sole responsibility of Pfizer or its Affiliates, as the case may be. At the Closing, title to the Purchased Assets shall be transferred to Purchaser, and Purchaser shall thereafter bear all risks of loss associated with the Purchased Assets.

                  Section 2.9 Adjustment of the Purchase Price.

                  (a) Promptly after the execution of this Agreement, Pfizer shall engage IMS Health Incorporated ("IMS") to determine the Months of Supply of each Product that was held by Pfizer's or its Affiliates' wholesale and chain customers, as of January 31, 2003 (the "CALCULATION DATE"). Pfizer and Purchaser shall each pay one-half of all the costs incurred in connection with the engagement of IMS. "MONTHS OF SUPPLY" shall be determined as set forth on
Schedule 2.9. Pfizer shall request that IMS deliver to each of Pfizer and Purchaser, within 30 days of the Closing Date, a notice (the "SUPPLY NOTICE") setting forth the Months of Supply as of the Calculation Date for each Product. The determination of IMS of Months of Supply as set forth on the Supply Notice shall be final, conclusive and binding on the parties hereto.

                  (b) The Purchase Price shall be adjusted in accordance with the formula set forth on Schedule 2.9(b).

                  (c) In addition, with respect to any Product, if the Applicable Average Daily Sales exceeds the Historic Average Daily Sales, the Purchase Price shall be reduced by an amount equal to such excess multiplied by the Historic Gross Profit Percentage multiplied by the number of days in the period from February 1, 2003 to and including the Closing Date (the "DAILY SALES ADJUSTMENT AMOUNT"). As promptly as practicable after the Closing, Pfizer shall deliver a certificate to Purchaser setting forth in reasonable detail the Applicable Average Daily Sales for each Product and the Daily Sales Adjustment Amount for each Product, if any, calculated pursuant to this Section 2.9(c). If any adjustment to the Purchase Price is required pursuant to this Section 2.9(c) as set forth in such certificate delivered by Pfizer, Pfizer shall pay to Purchaser the aggregate Daily Sales Adjustment Amount by wire transfer in immediately available funds to an account specified in writing by Purchaser within five Business Days after delivery of such certificate.

                  (d) The Purchase Price as it may be adjusted pursuant to Sections 2.9(b) and (c) shall be referred to herein as the "ADJUSTED PURCHASE PRICE".

                                   ARTICLE III

                                     CLOSING

                  Section 3.1 Closing.

                  (a) The Closing shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, United States of America at 10:00 A.M., New York time, on the second Business Day following the satisfaction or waiver of the conditions precedent specified in Article IV (other than the conditions to be satisfied on the Closing Date, but subject to the waiver or satisfaction of such conditions), or at such other time and place as the parties hereto may mutually agree; provided, however, that without the agreement of Pfizer, Purchaser and Parent, the Closing shall not occur later than the applicable date specified in Section 9.1(b). The date on which the Closing occurs is called the "CLOSING DATE". The Closing shall be deemed to occur and be effective as of the close of business on the Closing Date.

                  (b) At the Closing, Pfizer shall deliver, or cause to be delivered, to Purchaser the instruments and documents set forth in Exhibit A, in each case in a form reasonably acceptable to Purchaser.

                  (c) At the Closing, Purchaser shall deliver, or cause to be delivered, to Pfizer the following: (i) the Purchase Price, by wire transfer in immediately available funds to one or more accounts specified in writing by Pfizer at least two Business Days prior to the Closing Date, and (ii) the instruments and documents set forth in Exhibit B, in each case in a form reasonably acceptable to Pfizer.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

                  Section 4.1 Conditions to the Obligations of Purchaser and Pfizer. The respective obligations of each of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions precedent:

                  (a) there shall not (i) be in effect in any Law or Governmental Order that makes illegal or enjoins or prevents in any respect the consummation of the transactions contemplated by this Agreement or (ii) have been commenced, and shall be continuing or threatened in writing, any action or proceeding by any Governmental Authority that seeks to prevent or enjoin in any respect the transactions contemplated by this Agreement; and

                  (b) the waiting period required under the HSR Act, including any extensions thereof, shall have expired and any investigations relating to the sale hereunder that may have been opened by either the United States Department of Justice or the FTC by means of a request for additional information or otherwise shall have terminated.

                  Section 4.2 Conditions to the Obligations of Purchaser. The obligations of Purchaser and Parent to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions precedent:

                  (a) Pfizer shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed by it at or before the Closing;

                  (b) the representations and warranties of Pfizer contained in this Agreement (i) that are qualified as to materiality or by reference to Material Adverse Effect shall be true and correct and (ii) that are not so qualified shall be true and correct in all materials respects, in each case as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties expressly relate to a particular date (in which case, on and as of such particular date);

                  (c) Pfizer shall have made, or caused to be made, delivery to the Purchaser of the items required by Section 3.1(b);

                  (d) Pfizer shall have consented to Purchaser's engagement of Fitzpatrick, Cella, Harper & Scinto as patent counsel for the litigation matters set forth as items 2 and 3 on Schedule 5.5 and waived any conflict of interests in relation thereto;

                  (e) the Parent Shareholder Approval shall have been obtained; and

                  (f) since the date of this Agreement, there shall not have been a Material Adverse Effect.

                  Section 4.3 Conditions to the Obligations of Pfizer. The obligation of Pfizer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions precedent:

                  (a) each of Purchaser and Parent shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed by it at or before the Closing;

                  (b) the representations and warranties of each of Parent and Purchaser contained in this Agreement (i) that are qualified as to materiality or by reference to Purchaser Material Adverse Effect shall be true and correct and (ii) that are not so qualified shall be true and correct in all materials respects, in each case as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties expressly relate to a particular date (in which case, on and as of such particular date); and

                  (c) Purchaser shall have made, or caused to be made, delivery to Pfizer of the items required by Section 3.1(c).

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PFIZER

                  Pfizer hereby represents and warrants to Purchaser and Parent as follows:

                  Section 5.1 Organization. Pfizer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the Asset Selling Corporations is a corporation duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization.

                  Section 5.2 Authority; Binding Effect.

                  (a) Pfizer has all requisite corporate power and authority to carry on its business as it is now being conducted and to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder. The execution and delivery by Pfizer of this Agreement and the Ancillary Agreements and the performance by Pfizer of its obligations hereunder have been, or will have been at the Closing, duly authorized by all requisite corporate action.

                  (b) Each of the Asset Selling Corporations has all requisite corporate power and authority to carry on its business as it is now being conducted. The performance by each of the Asset Selling Corporations of all actions necessary to permit Pfizer to fulfill its obligations hereunder has been, or will have been at the Closing, duly authorized by all requisite corporate action. Pfizer has the requisite corporate authority to bind each of the Asset Selling Corporations and to cause each of them to act and perform all their respective obligations herein and in the Ancillary Agreements.

                  (c) This Agreement has been duly executed and delivered by Pfizer and, assuming the due authorization, execution and delivery by each of Purchaser and Parent of this Agreement, constitutes a valid and binding obligation of Pfizer, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law). Assuming the due authorization, execution and delivery by Purchaser of each of the Ancillary Agreements, each of the Ancillary Agreements when duly executed and delivered by Pfizer at the Closing will constitute a valid and binding obligation of Pfizer, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

                  Section 5.3 Non-Contravention. The execution, delivery and performance by Pfizer of this Agreement and the Ancillary Agreements, the actions to be taken by the Asset Selling Corporations necessary to permit Pfizer to fulfill its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of the certificate of incorporation or bylaws of Pfizer or the comparable organizational documents of any of the Asset Selling Corporations; (ii) conflict with, or result in the breach of, constitute a default under, result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of any of the Asset Selling Corporations under or to a loss of any benefit to which any of the Asset Selling Corporations is entitled under, any contract, agreement or other arrangement or understanding, lease of real estate or license of the Intellectual Property to which any of the Asset Selling Corporations is a party or to which its assets are subject and that relates solely to the Products or
(iii) assuming compliance with the matters set forth in Sections 5.4 and 6.5, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which any of the Seller Corporations is subject; except, with respect to clauses (ii) and (iii), for any violations, breaches, conflicts, defaults, terminations, cancellations or accelerations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of Pfizer to consummate the transactions contemplated hereby without material delay.

                  Section 5.4 Governmental Consents. Except for the applicable requirements of the HSR Act, the execution and delivery by Pfizer of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby do not require any consent or approval of any Governmental Authority, except for consents or approvals, the failure of which to obtain has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 5.5 No Litigation.

                  (a) Except as set forth on Schedule 5.5, as of the date hereof, no action, audit, litigation, investigation, suit or proceeding by or before any Governmental Authority relating solely to the Products, the Purchased Assets or the transactions contemplated hereby is pending against or threatened in writing or, to the Knowledge of Pfizer, threatened orally against any of the Seller Corporations, in each case which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) There are no outstanding orders, injunctions or decrees of any United States Governmental Authority that apply to any of the Purchased Assets (or will apply to Purchaser after the Closing) that restrict the ownership, disposition or use of the Purchased Assets in any material respect.

                  Section 5.6 Compliance with Laws. Except with respect to Product Registrations (which are the subject of Section 5.7) and except as set forth on Schedule 5.6:

                  (a) each of the Asset Selling Corporations is in compliance in all respects with all Laws applicable to the ownership of the Purchased Assets and has not received any written notice or, to the Knowledge of Pfizer, oral notice that any non-compliance of the foregoing is being alleged, in each case except to the extent that the failure to comply therewith has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

                  (b) a Seller Corporation possesses all Governmental Authorizations, except where the failure to possess any such Governmental Authorization has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 5.7 Product Registrations.

                  (a) Schedule 5.7 sets forth, as of the date hereof, a list of all material Governmental Authorizations granted to the Asset Selling Corporations by any Governmental Authority to market any of the Products (the "PRODUCT REGISTRATIONS").

                  (b) Except as set forth on Schedule 5.7, all Products sold under the Product Registrations are manufactured and marketed in accordance with the specifications and standards contained in such Product Registrations, except where the failure to comply therewith has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (c) Except as set forth on Schedule 5.7, an Asset Selling Corporation is the sole and exclusive owner of the Product Registrations and has not granted any right of reference with respect thereto.

                  Section 5.8 Material Contracts.

                  (a) Except as set forth on Schedule 5.8(a), none of the Asset Selling Corporations is a party to or bound by any:

                  (i) contract, agreement or other arrangement for the purchase of Inventories or other personal property with any supplier or manufacturer relating solely to the Products, in each case providing for financial commitments in excess of (A) $50,000 and extending beyond one year from the date hereof or (B) $150,000;

                  (ii) contract, agreement or other arrangement for the sale of Inventories or other personal property with any customer relating solely to the Products, in each case with firm commitments in excess of one year from the date hereof;

                  (iii) broker, distributor, dealer, manufacturer's representative, franchise or agency agreement relating solely to the Products, the terms of which provide for financial commitments in excess of $150,000; or

                  (iv) contract, agreement or other arrangement materially limiting the sale of the Products.

                  (b) Except as otherwise set forth on Schedule 5.8(a), (i) each of the contracts, agreements or other arrangements set forth on Schedule 5.8(a) (collectively, the "MATERIAL CONTRACTS") is valid and binding on the Asset Selling Corporation that is a party thereto, and, to the Knowledge of Pfizer, the other party thereto, and is in full force and effect; and (ii) no Asset Selling Corporation is, and, to the Knowledge of Pfizer, the other party thereto is not, in breach of, or default under, any Material Contract, in any material respect.

                  (c) Schedule 5.8(c) sets forth a list of all of the agreements that any of the Seller Corporations is a party to providing for the payment of Rebates ("MANAGED CARE AGREEMENTS") as of December 31, 2002. If any Managed Care Agreements have expired between December 31, 2002 and the Closing, Pfizer shall deliver a revised Schedule 5.8(c) at or prior to the Closing reflecting those expirations.

                  Section 5.9 Intellectual Property; Know-how.

                  (a) Schedule 2.1(a)(i) sets forth a true and complete list of all Patents relating solely to the Products, and Schedule A sets forth a true and complete list of all registered trademarks and service marks relating solely to the Products. None of the Seller Corporations is a party to a license of the Intellectual Property.

                  (b) Except as set forth on Schedule 5.9(b), (i) there is no notice of any claim being asserted in writing or, to the Knowledge of Pfizer, asserted orally by any Person with respect to the ownership, validity, inventorship or enforceability of any of the Intellectual Property or Know-how which claim has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) to the Knowledge of Pfizer, an Asset Selling Corporation owns or licenses the Intellectual Property or Know-how; (iii) to the Knowledge of Pfizer, the Intellectual Property is free and clear of any Liens, other than Permitted Encumbrances; and (iv) there is no written notice or, to the Knowledge of Pfizer, oral notice by any Person that the use of the Intellectual Property by any of the Asset Selling Corporations infringes, misappropriates or otherwise violates the intellectual property rights of any Person, except for such infringements, misappropriations or violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse

Effect. Except as set forth on Schedule 5.9(b), as of the date hereof, none of the Seller Corporations has received a notice pursuant to 21 U.S.C. Section 505(j)(2)(B)(ii) alleging the invalidity or non-infringement of the Patents relating solely to the Products.

                  (c) Except as set forth on Schedule 5.9(c), to the Knowledge of Pfizer, no third party is infringing, misappropriating or otherwise violating any of the Intellectual Property or Know-how, except for such infringements, misappropriations or violations by such third party that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  Section 5.10 Assets. Except as set forth on Schedule 5.10, each of the Asset Selling Corporations owns, leases or has the legal right to use all of its Purchased Assets (other than Intellectual Property and Know-how, which are the subjects of Section 5.9) free and clear of all Liens, other than Permitted Encumbrances. Except as set forth on Schedule 5.10, each of the Asset Selling Corporations has good title to (or in the case of leased Purchased Assets, valid leasehold interests in) all its Purchased Assets (other than Intellectual Property and Know-how, which are the subjects of Section 5.9). At the Closing, Purchaser will acquire good and marketable title in and to each of the Purchased Assets, free and clear of all Liens, other than Permitted Encumbrances. The Purchased Assets (without giving effect to the Excluded Assets) and those assets that are to be retained by Pfizer or any of its Affiliates, but made available to Purchaser pursuant to the Ancillary Agreements and the licenses referred to in Section 2.1(b), constitute all the assets and rights sufficient to conduct in all material respects the marketing, sale and distribution of the Products as conducted as of the date of this Agreement, except for any services or other functions provided by any employees of Pfizer or any of its Affiliates.

                  Section 5.11 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Pfizer.

                  Section 5.12 Statements of Net Sales and Product Contribution.
Schedule 5.12 sets forth (a) the "Statements of Net Sales and Product Contribution" for each of the Products of Pfizer and its United States Affiliates for the years ended December 31, 2000, 2001 and 2002 and (b) the "Statement of Net Sales and Product Contribution" for each of the Products of Pfizer's non-United States Affiliates for the fiscal years ended November 30, 2000, 2001 and 2002 (clauses (a) and (b), collectively, the "STATEMENTS OF NET SALES AND PRODUCT CONTRIBUTION"). The Statements of Net Sales and Product Contribution have been derived from Pfizer's books and records, which have been prepared in accordance with Pfizer's accounting policies and practices applied on a consistent basis and are in accordance with United States generally accepted accounting principles.

                  Section 5.13 Medical Information. Pfizer has made available to Purchaser copies of all serious adverse event reports and periodic adverse event reports relating to the Products that have been filed with the FDA since January 1, 1997, including any material correspondence or other material documents.

                  Section 5.14 Domain Names and Websites. None of Pfizer or any of its Affiliates has any interest or ownership rights in any domain names or websites relating solely to the Products, other than as set forth on Schedule 2.1(a)(ix).

                  Section 5.15 Inventory. Except as set forth on Schedule 5.15, the Inventory sold to Purchaser pursuant to this Agreement (a) shall not be adulterated or misbranded (within the meaning of the FDCA or the rules and regulations of the FDA promulgated thereunder) at the time the same is tendered to the common carrier for delivery to Purchaser, (b) shall meet in all material respects all the specifications therefor at the time the same is tendered to the common carrier for delivery to Purchaser and (c) shall be manufactured, labeled and packaged in accordance in all material respects with Good Manufacturing Practices set forth in 21 C.F.R. Parts 210 and 211 and all other applicable Laws.

                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT

                  Purchaser and Parent hereby represent and warrant to Pfizer as follows:

                  Section 6.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of Ireland. Parent is a corporation duly organized, validly existing and in good standing under the Laws of Northern Ireland.

                  Section 6.2 Corporate Authorization. Each of Purchaser and Parent has all requisite corporate power and authority to carry on its business as it is now being conducted and to execute and deliver this Agreement and, in the case of Purchaser, the Ancillary Agreements and to perform its obligations hereunder. The execution and delivery by each of Purchaser and Parent of this Agreement and, in the case of Purchaser, of the Ancillary Agreements and the performance by each of Purchaser and Parent of its obligations hereunder have been, or will have been at the Closing, duly authorized by all requisite corporate action. The Board of Directors of Parent, at a meeting duly called and held, duly adopted resolutions (i) approving this Agreement and declaring that the transactions contemplated by this Agreement are in the best interests of the shareholders of Parent, (ii) directing that the approval of this Agreement and the transactions contemplated by this Agreement be submitted to a vote at a meeting of the shareholders of Parent and (iii) recommending that the shareholders of Parent approve this Agreement and the transactions contemplated by this Agreement.

                  Section 6.3 Binding Effect. This Agreement has been duly executed and delivered by each of Purchaser and Parent and, assuming the due authorization, execution and delivery by Pfizer of this Agreement, constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law). Assuming the due authorization, execution and delivery by Pfizer of each of the Ancillary Agreements, each of the Ancillary Agreements when duly executed and delivered by Purchaser at the Closing will constitute a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

                  Section 6.4 Non-Contravention. The execution, delivery and performance by each of Purchaser and Parent of this Agreement and, in the case of Purchaser, of the Ancillary Agreements and, subject to the receipt of the Parent Shareholder Approval, the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of the certificate of incorporation, bylaws or other organizational documents of Purchaser or Parent;
(ii) conflict with, or result in the breach of, constitute a default under, result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Purchaser or Parent under, or to a loss of any benefit to which Purchaser or Parent is entitled under, any contract, agreement or other arrangement or understanding, lease of real estate or license of intellectual property to which Purchaser or Parent is a party or to which its assets are subject or (iii) assuming compliance with the matters set forth in Sections 5.4 and 6.5, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which Purchaser or Parent is subject; except, with respect to clauses (ii) and (iii), for any violations, breaches, conflicts, defaults, terminations, cancellations or accelerations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Purchaser or Parent, as the case may be, to perform its obligations under this Agreement and, in the case of Purchaser, the Ancillary Agreements (a "PURCHASER MATERIAL ADVERSE EFFECT") or would not reasonably be expected to materially delay the consummation of the transactions contemplated hereby.

                  Section 6.5 Governmental Consents. Except for the applicable requirements of the HSR Act, the execution and delivery by each of Purchaser and Parent of this Agreement and, in the case of Purchaser, the Ancillary Agreements, and the consummation of the transactions contemplated hereby do not require any consent or approval of any Governmental Authority, except for consents or approvals, the failure of which to obtain has not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

                  Section 6.6 Financial Resources. Purchaser has, or Parent shall cause Purchaser to have, on or prior to the Closing Date, sufficient cash to pay the Purchase Price.

                  Section 6.7 Condition of the Purchased Assets. Purchaser and its representatives and agents have had and have exercised, prior to the date hereof, the right to make all inspections and investigations of the Products and the Purchased Assets deemed necessary or desirable by Purchaser. Purchaser is purchasing the Purchased Assets based solely on the results of its inspections and investigations and on the representations and warranties of Pfizer expressly set forth in this Agreement and the Ancillary Agreements. In light of these inspections and investigations and the representations and warranties made to Purchaser by Pfizer in Article V, Purchaser is relinquishing any right to any claim based on any representations and warranties, other than those specifically included in Article V. Any claims Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties of Pfizer set forth in Article V. All warranties of habitability, merchantability and fitness for any particular purpose, and all other warranties arising under the Uniform Commercial Code (or similar foreign Laws), are hereby waived by Purchaser. Purchaser further represents that neither Pfizer nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding any of the Seller Corporations, the Products, the Purchased Assets or the Assumed Liabilities not expressly set forth in this Agreement, and neither Pfizer nor any other Person will have or be subject to any Liability to Purchaser or any other Person resulting from the distribution to Purchaser or its representatives or agents, or Purchaser's use of, any such information, including any confidential memoranda distributed by Pfizer relating to the Products or other publication provided to Purchaser or its representatives or agents, or any other document or information provided to Purchaser or its representatives or agents in connection with the sale of the Products.

                  Section 6.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or Parent.

                  Section 6.9 Voting Requirement. The affirmative vote of the holders of a majority of the issued ordinary shares of Parent at the Shareholders' Meeting or any adjournment or postponement thereof to approve this Agreement and the transactions contemplated by this Agreement (the "PARENT SHAREHOLDER APPROVAL") is the only vote of the holders of any class or series of the capital stock and/or any class or share in the capital of Purchaser or Parent necessary to approve this Agreement and the transactions contemplated hereby.

                                   ARTICLE VII

                                    COVENANTS

                  Section 7.1 Information and Documents.

                  (a) From and after the date hereof and pending Closing, upon reasonable advance notice, Pfizer shall, and shall cause each of the Asset Selling

Corporations to, permit Purchaser and its representatives to have access, during regular business hours, to the assets, manufacturing facilities, employees, books and records of each of the Seller Corporations relating to the Products, and shall furnish, or cause to be furnished, to Purchaser and its representatives such financial, tax and operating data and other available information with respect to the Products as Purchaser and its representatives shall from time to time reasonably request; provided, however, that no such access shall unreasonably interfere with the Seller Corporations' operation of their respective businesses.

                  (b) All information received by Purchaser and given by or on behalf of the Seller Corporations in connection with this Agreement and the transactions contemplated hereby will be held by Purchaser and its Affiliates, agents and representatives as "Evaluation Material", as defined in, and pursuant to the terms of, the Confidentiality Agreement.

                  Section 7.2 Interim Operations Relating to the Products. From and after the date hereof and to the Closing, except (i) as set forth on
Schedule 7.2 or as otherwise contemplated by this Agreement or (ii) as Parent shall otherwise consent in writing, Pfizer covenants and agrees that it shall, or shall cause each of the Asset Selling Corporations to, conduct the sale and marketing of the Products in the ordinary and usual course consistent with past practice, and use its commercially reasonable efforts to preserve intact the business and related relationships with customers, suppliers and other third parties. From and after the date hereof and to the Closing, except (i) as set forth on Schedule 7.2 or as otherwise contemplated by this Agreement or (ii) as Parent shall otherwise consent in writing, Pfizer covenants and agrees that it shall cause each of the Asset Selling Corporations, with respect to the sale and marketing of the Products, to:

                  (a) not incur, create or assume any Lien with respect to any of the Purchased Assets, other than Permitted Encumbrances;

                  (b) not dispose of any of the Purchased Assets, other than in the ordinary course of the sale and marketing of the Products consistent with past practice;

                  (c) not enter into, amend any material term of or waive any material right under any Material Contract;

                  (d) not institute any new methods of purchase, sale or operation nor institute any changes in the pricing of the Products or in promotional allowances, other than in the ordinary course of the sale and marketing of the Products consistent with past practice;

                  (e) not make any changes in the selling, pricing or advertising practices, other than non-material changes in the ordinary course of the sale and marketing of the Products consistent with past practice;

                  (f) not launch any packaging changes of the Products or any line extensions of the Products;

                  (g) not waive, release, grant or transfer any Intellectual Property, other than in the ordinary course of the sale and marketing of the Products;

                  (h) not compromise or settle any of the litigation matters set forth as items 2 and 3 on Schedule 5.5;

                  (i) not enter into any managed care or PBM contract to include any of the Products, including amending or supplementing any existing managed care or PBM contract to include any of the Products, not renew any existing Managed Care Agreement or modify the terms relating to any of the Products in any such existing Managed Care Agreement; and

                  (j)      not agree to take any of the foregoing actions.

                  Section 7.3 Reasonable Best Efforts; Certain Governmental Matters

                  (a) Upon the terms and subject to the conditions herein provided (including Section 2.2), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary for it to do under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including (i) to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include furnishing all information required by applicable Law in connection with approvals of or filings with any Governmental Authority or other Person); (ii) to satisfy the conditions precedent to the obligations of such party hereto; (iii) to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party required to be obtained or made by Purchaser or Parent or the Seller Corporations in connection with the acquisition of the Purchased Assets or the taking of any other action contemplated by this Agreement and (iv) to take any action reasonably necessary to vigorously defend, lift, mitigate, or rescind the effect of any litigation or administrative proceeding adversely affecting the acquisition of the Purchased Assets or the other transactions contemplated by this Agreement, including promptly appealing any adverse court or administrative decision.

                  (b) Subject to appropriate confidentiality protections, each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing and will provide the other party with copies of all filings made by such party with any Governmental Authority and, upon request, any other information supplied by such party to a Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

                  (c) Without limiting the generality of the undertakings pursuant to this Section 7.3, (i) Purchaser, Parent and Pfizer agree to provide or cause to be provided promptly to Governmental Authorities with regulatory jurisdiction over enforcement of any applicable Competition Laws ("GOVERNMENTAL ANTITRUST ENTITY") information and documents requested by any Governmental Antitrust Entity or necessary, proper or advisable to permit consummation of the acquisition of the Purchased Assets and the other transactions contemplated by this Agreement; (ii) without in any way limiting the other provisions of this
Section 7.3, Purchaser, Parent and Pfizer agree to file any notification and report form and related material required under the HSR Act as soon as practicable and in any event not later than five Business Days after the date hereof, and thereafter use its reasonable best efforts to certify as soon as practicable its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act and (iii) Purchaser or Parent, as the case may be, shall take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding relating to the enforcement of any applicable Competition Laws that would make consummation of the acquisition of the Purchased Assets or the other transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the acquisition of the Purchased Assets or the other transactions contemplated by this Agreement, any and all steps (including the appeal thereof or the posting of a bond) necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement. Each of Pfizer, Purchaser and Parent will provide to the other copies of all correspondence between it (or its advisor) and any Governmental Antitrust Entity relating to the acquisition of the Purchased Assets or any of the matters described in this
Section 7.3. Pfizer, Purchaser and Parent agree that all telephone calls and meetings with a Governmental Antitrust Entity solely regarding the acquisition of the Purchased Assets or any of the matters described in this Section 7.3 shall include representatives of Pfizer, Purchaser and Parent.

                  (d) The parties hereto expressly agree: (i) that any breach by Purchaser or Parent, as the case may be, of its obligations under
Section 7.3(c) will cause irreparable harm to Pfizer; (ii) that Pfizer has agreed to this transaction with Purchaser and Parent in specific reliance on Purchaser's and Parent's obligations under Section 7.3(c), and would not have otherwise agreed to go forward with Purchaser and Parent; and (iii) therefore, Pfizer is entitled to specific performance of Purchaser's or Parent's obligations under Section 7.3(c), and Purchaser and Parent hereby agree in advance to the granting of such specific performance of such obligations without proof of actual damages or harm.

                  Section 7.4 Transitional Services Agreement. At the Closing, Purchaser and Pfizer shall enter into, execute and deliver a transitional services agreement substantially to the effect set forth in Exhibit C (the "TRANSITIONAL SERVICES AGREEMENT").

                  Section 7.5 Transitional Intellectual Property License Agreement. At the Closing, Purchaser and Pfizer shall enter into, execute and deliver a transitional intellectual property license agreement substantially to the effect set forth in Exhibit D (the "TRANSITIONAL INTELLECTUAL PROPERTY LICENSE AGREEMENT").

                  Section 7.6 Transitional Supply Agreement. At the Closing, Purchaser and Pfizer shall enter into, execute and deliver a transitional supply agreement relating to the Products substantially to the effect set forth in Exhibit E (the "TRANSITIONAL SUPPLY AGREEMENT").

                  Section 7.7 Litigation Support. Purchaser and its Affiliates, on the one hand, and Pfizer and its Affiliates, on the other hand, will cooperate with each other in the defense or settlement of any Liabilities or lawsuits involving the Products by providing the other party and such other party's legal counsel and other designated Persons access to employees, records, documents, data, equipment, facilities, products, parts, prototypes and other information regarding the Products as such other party may request, to the extent maintained or under the possession or control of the requested party. The requesting party shall reimburse the other party for its reasonable out-of-pocket expenses paid to third parties in performing its obligations under this Section 7.7. Pfizer shall keep Purchaser informed of the status of the pendency of the relevant Liabilities and lawsuits involving the Products for which Pfizer has responsibility under this Agreement, shall advise Purchaser of material issues involved in the litigation and shall use its commercially reasonable efforts to seek a confidentiality agreement with respect to any settlements of such lawsuits. For so long as any Liabilities or lawsuits involving the Products for which Pfizer has responsibility under this Agreement remain outstanding, Purchaser shall advise Pfizer of material issues involved in the lawsuits involving the Products for which Purchaser has responsibility and shall use its commercially reasonable efforts to seek a confidentiality agreement with respect to any settlements of such lawsuits.

                  Section 7.8 Notifications.

                  (a) Pfizer and Purchaser shall agree on the method and content of the notifications to customers of the sale of the Purchased Assets to Purchaser. Pfizer and Purchaser agree that said notifications are to provide sufficient advance notice of the sale and the plans associated therewith, with the objective of minimizing any disruption of the sale and marketing of the Products.

                  (b) Within ten Business Days after the Closing, Pfizer and Purchaser jointly shall notify the counterparties to the Managed Care Agreements in effect at such time that the Products have been sold to Purchaser. In addition, Pfizer shall inform each such counterparty that, effective as of the first day in the calendar quarter subsequent to the expiration of the first full calendar quarter after the Closing, the Managed Care Agreement to which it is a party shall be terminated solely with respect to the Products.

                  Section 7.9 Post-Closing Cooperation.

                  (a) Purchaser and Pfizer shall cooperate with each other, and shall cause their officers, employees, agents, auditors, Affiliates and representatives to cooperate with each other, for a period of 180 days after the Closing to ensure the orderly transition of the sale and distribution of the Products from Pfizer to Purchaser and to minimize any disruption to the sale and distribution of the Products and the other respective businesses of Pfizer and Purchaser that might result from the transactions contemplated hereby. After the Closing, upon reasonable written notice, Purchaser and Pfizer shall furnish or cause to be furnished to each other and their respective employees, counsel, auditors and representatives access, during normal businesses hours, to such information and assistance relating to the sale and distribution of the Products (to the extent within the control of such party) as is reasonably requested for financial reporting and accounting matters.

                  (b) After the Closing, upon reasonable written notice, Purchaser and Pfizer shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Purchased Assets (including access to books and records) as is reasonably requested for the filing of all Tax returns.

                  (c) Each of the parties hereto shall from time to time after the Closing, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by the other party to make effective the transactions contemplated by this Agreement and the Ancillary Agreements. With respect to all documents, information and other materials included in the Purchased Assets, in addition to paper and other tangible copies, Pfizer shall, upon Purchaser's reasonable request, also provide to Purchaser electronic copies of such documents, information and other materials, provided that Pfizer or any of its Affiliates or their respective agents have electronic copies thereof.

                  (d) Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 7.9. Neither party shall be required by this Section 7.9 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

                  Section 7.10 Right of First Refusal on the Fajardo Plant. For a period of five years following the Closing Date, if Pfizer decides to seek offers from third parties for the sale of the Fajardo Plant, Pfizer shall notify Purchaser of such decision in writing (the "FAJARDO NOTICE"). Within 15 Business Days after receipt of the Fajardo Notice, Purchaser may elect to make an offer to purchase the Fajardo Plant by notifying Pfizer in writing (the "RIGHT OF FIRST REFUSAL"). If Purchaser exercises its Right of First Refusal, Pfizer and Purchaser shall negotiate in good faith the terms of a written agreement for the sale and purchase of the Fajardo Plant for a period of 90 days from the date of Purchaser's notice of the exercise of its Right of First Refusal (the "NEGOTIATION PERIOD"). During the Negotiation Period, Pfizer shall grant to Purchaser access to the due diligence information regarding the Fajardo Plant to allow Purchaser to conduct a reasonable due diligence review and examination regarding its possible acquisition of the Fajardo Plant. If, after the expiration of the Negotiation Period, despite good faith negotiations, Pfizer and Purchaser have not entered into a definitive written agreement setting forth the terms of the sale and purchase of the Fajardo Plant, Pfizer shall have the right at any time thereafter to sell the Fajardo Plant to any third party, provided that for a period of two years following the expiration of the Negotiation Period, Pfizer shall not sell the Fajardo Plant to any such third party on terms and conditions (including purchase price and economic or other material terms for the supply of products), taken as a whole, materially less favorable to Pfizer than those last offered by Purchaser to Pfizer in writing.

                  Section 7.11 Confidentiality.

                  (a) Except as otherwise contemplated by this Agreement, Pfizer agrees that for a period of ten years following the Closing Date, it shall, and it shall cause its Affiliates, agents and representatives to, keep confidential any and all information, in any form or medium, relating solely to the Products ("CONFIDENTIAL INFORMATION") strictly confidential. The term "Confidential Information" does not include any information that (i) at the time of disclosure or thereafter is generally available in the public domain (other than as a result of a disclosure by Pfizer or any of its Affiliates, agents or representatives) or (ii) is required to be disclosed under applicable Law or judicial process.

                  (b)      The parties hereto agree that a breach of this
Section 7.11 would cause irreparable damage for which no adequate remedy at law would exist and damages would be difficult to determine and that Purchaser shall be entitled to an injunction or injunctions to prevent breaches of this Section
7.11 and to enforce specifically the terms and provisions of this Section 7.11, in addition to any other remedy at law or equity.

                  Section 7.12 Parent Shareholder Approval.

                  (a) Recommendation of the Board of Directors of Parent. Neither the Board of Directors of Parent nor any committee thereof shall (or shall agree or resolve to) withdraw or modify in a manner adverse to Pfizer or propose publicly to withdraw or modify in a manner adverse to Pfizer the recommendation by such Board of Directors or any such committee of this Agreement or the transactions contemplated hereby, unless such Board of Directors or a committee thereof determines in good faith (after consultation with outside counsel) that the failure to take such action would result in a breach of its fiduciary duties under applicable Law (any such action taken in accordance with this Section 7.12 being referred to herein as a "PARENT ADVERSE RECOMMENDATION CHANGE").

                  (b)      Preparation of the Parent Circular; Shareholders'
Meeting.

                  (i) As promptly as practicable following the date of this Agreement, Parent shall prepare and mail the circular of Parent (the "PARENT CIRCULAR") to be sent to the shareholders of Parent in connection with obtaining the Parent Shareholder Approval at the Shareholders' Meeting. Parent shall respond promptly to any comments of the UK Listing Authority (the "UKLA") with respect to the Parent Circular. In any event, Parent shall use its reasonable best efforts to obtain the clearance of the UKLA on or before March 7, 2003. Pfizer covenants and agrees that it shall provide such reasonable assistance in the preparation of the Parent Circular as may be reasonably requested by Parent. The Parent Circular shall comply in all material respects with the requirements of the UKLA Listing Rules as published by the Financial Services Authority, the articles of association and memorandum of association of Parent and all other applicable Laws.

                  (ii) Parent shall, as promptly as practicable after the receipt of the clearance of the UKLA, establish a record date (which will be as promptly as reasonably practicable following the receipt of the clearance of the UKLA) for, duly call, give notice of, convene and hold a meeting of its shareholders, which meeting Parent shall cause to occur on the earlier of (A) the 20th day following the mailing of the Parent Circular and (B) the sixth Business Day prior to the Termination Date (the "SHAREHOLDERS' MEETING"), for the purpose of obtaining the Parent Shareholder Approval; provided, however, that if Parent is unable to obtain a quorum of its shareholders at such time, Parent may extend the date of the Shareholders' Meeting by no more than five Business Days and Parent shall use its best efforts during such five Business Day period to obtain such a quorum as soon as practicable. The notice of such Shareholders' Meeting shall state that a resolution to approve this Agreement and the transactions contemplated hereby will be considered at the Shareholders' Meeting. Subject to Section 7.12(a), Parent shall, through its Board of Directors or any committee thereof, recommend to its shareholders that they approve this Agreement and the transactions contemplated hereby and shall include such recommendation in the Parent Circular.

                  Section 7.13 Transfer of Regulatory Approvals.

                  (a) Assignment. Promptly after the Closing, Pfizer and Purchaser shall work together to transfer and assign all Product Registrations to Purchaser at such times and in such a manner as is reasonably acceptable to Purchaser. In the event that Purchaser assigns any Product Registrations to an Affiliate of Purchaser or to a third party, Purchaser shall remain liable for the performance of its obligations under this Agreement.

                  (b) Reporting Obligations. Upon the transfer and assignment of each of the Product Registrations to Purchaser, as provided in
Section 7.13(a), and thereafter, Purchaser shall be solely responsible for making all reports to the appropriate Governmental Authorities as are required in connection with such Product Registrations assigned to Purchaser and for conducting all pharmacovigilance activities in connection with such Product Registrations. In order for the parties hereto to comply with their respective responsibilities under this Section 7.13 and otherwise relating to the reporting of adverse drug experiences, to the extent any party receives any information regarding an adverse drug experience relating to the use of any of the Products, such party shall promptly provide the other party with such information in accordance with adverse drug experience procedures that shall be mutually agreed upon by Pfizer and Purchaser after the signing of this Agreement, but in any event no later than one month following the Closing Date.

                  Section 7.14 Certain Patents. Immediately following the Closing, Purchaser shall grant to Pfizer or its designated Affiliate a non-exclusive, perpetual, royalty-free, worldwide license to use the Patents set forth as item 2 on Schedule 2.1(a)(i), it being understood that Pfizer or such Affiliate shall not use such Patents in connection with any oral contraceptive products.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Section 8.1 Indemnification by Pfizer.

                  (a) Subject to the provisions of this Article VIII, Pfizer agrees to defend, indemnify and hold harmless Parent, Purchaser and their respective Affiliates, and their respective directors, officers, agents, employees, successors and assigns, from and against any and all claims, actions, causes of action, judgments, awards, Liabilities, losses, costs (including reasonable attorney's fees) or damages (collectively, a "LOSS" or, the "LOSSES") claimed or arising from (i) any Retained Liability, (ii) any breach by Pfizer of any of its covenants or agreements contained in this Agreement or (iii) any breach of any representation or warranty of Pfizer contained in this Agreement, the Transitional Services Agreement or the Transitional Intellectual Property License Agreement (it being agreed that solely for the purposes of such right to indemnification, such representations and warranties shall be deemed not qualified by any reference therein to materiality (including Material Adverse Effect)).

                  (b) Purchaser and Parent acknowledge and agree that Pfizer shall not have any Liability under any provision of this Agreement for any Loss to the extent that such Loss relates to action taken by Purchaser, Parent or their Affiliates (other than action taken by Pfizer in breach of this Agreement) after the Closing Date. Each of Parent and Purchaser shall take, and shall cause their respective Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the extent reasonably necessary to remedy the breach which gives rise to the Loss.

                  Section 8.2 Indemnification by Parent.

                  (a) Subject to the provisions of this Article VIII, Parent agrees to defend, indemnify and hold harmless Pfizer and its Affiliates, and their respective directors, officers, agents, employees, successors and assigns, from and against any and all Loss claimed or arising from (i) any Assumed Liability, (ii) any breach by Purchaser or Parent of any of its covenants or agreements in this Agreement, (iii) any breach of any representation or warranty of Purchaser or Parent contained in this Agreement or, in the case of Purchaser, the Transitional Services Agreement or the Transitional Intellectual Property License Agreement or (iv) events occurring on or after the Closing Date in connection with the Products or the Purchased Assets, including the use, ownership or possession of the Purchased Assets from and after the Closing Date.

                  (b) Pfizer shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the extent reasonably necessary to remedy the breach which gives rise to the Loss.

                  Section 8.3 Notice of Claims. If any of the Persons to be indemnified under this Article VIII (the "INDEMNIFIED PARTY") has suffered or incurred any Loss, the Indemnified Party shall so notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") promptly in writing describing such Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement or any other agreement or instrument delivered pursuant hereto in respect of which such Loss shall have occurred. If any action at Law or suit in equity is instituted by or against a third party with respect to which the Indemnified Party intends to claim any Liability as a Loss under this Article VIII, the Indemnified Party shall promptly notify the Indemnifying Party of such action or suit and tender to the Indemnifying Party the defense of such action or suit. A failure by the Indemnified Party to give notice and to tender the defense of the action or suit in a timely manner pursuant to this Section 8.3 shall not limit the obligation of the Indemnifying Party under this Article VIII, except (i) to the extent such Indemnifying Party is materially prejudiced thereby, (ii) to the extent expenses that are incurred during the period in which notice was not provided shall not be deemed a Loss and (iii) as provided by Section 8.5.

                  Section 8.4 Third Party Claims.

                  (a) The Indemnifying Party under this Article VIII shall have the right, but not the obligation, to conduct and control, through counsel of its choosing, any third party claim, action, suit or proceeding (a "THIRD PARTY CLAIM"), and the Indemnifying Party may compromise or settle the same, provided that the Indemnifying Party shall give the Indemnified Party advance notice of any proposed compromise or settlement, provided further that the Indemnifying Party shall not compromise or settle any Third Party Claim without the approval of the Indemnified Party if such compromise or settlement imposes any obligations on the Indemnified Party, such approval not to be unreasonably withheld. No Indemnified Party may compromise or settle any Third Party Claim for which it is seeking indemnification hereunder without the consent of the Indemnifying Party. The Indemnifying Party shall permit the Indemnified Party to participate in, but not control, the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party. If the Indemnifying Party elects not to control or conduct the defense or prosecution of a Third Party Claim, the Indemnifying Party nevertheless shall have the right to participate in the defense or prosecution of any Third Party Claim and, at its own expense, to employ counsel of its own choosing for such purpose.

                  (b) The parties hereto shall cooperate in the defense or prosecution of any Third Party Claim, with such cooperation to include (i) the retention of and the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim and (ii) the making available of employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder.

                  Section 8.5 Expiration Notwithstanding anything in this Agreement to the contrary, if the Closing shall have occurred, all covenants, agreements, representations and warranties made herein shall survive the Closing. Notwithstanding the foregoing, all representations and warranties made herein (except for the last two sentences of Section 5.10 and Section 5.11), and all indemnification obligations under Sections 8.1 and 8.2 with respect to any such representation or warranty, shall terminate and expire on, and no action or proceeding seeking damages or other relief for breach of any thereof or for any misrepresentation or inaccuracy with respect thereto shall be commenced after, the expiration of 18 months following the Closing Date, unless prior to such date a claim for indemnification with respect thereto shall have been made, with reasonable specificity, by written notice given under Section 8.3.

                  Section 8.6 Certain Limitations. Notwithstanding the other provisions of this Article VIII, Pfizer shall not have any indemnification obligations for Losses under Section 8.1(a)(iii), (i) for any individual item where the Loss relating thereto is less than $50,000 and (ii) in respect of each individual item where the Loss relating thereto is equal to or greater than $50,000, (A) unless the aggregate amount of all such Losses exceeds 1% of the Adjusted Purchase Price, in which event Pfizer shall be required to pay all amounts of such Losses (from the first dollar of such Losses), and (B) only up to a maximum amount of 35% of the Adjusted Purchase Price; provided, however, that the foregoing limitations shall not apply to breaches of any of the representations and warranties contained in the last two sentences of Section
5.10 and Section 5.11.

                  Section 8.7 Losses Net of Insurance, Etc.. The amount of any Loss for which indemnification is provided under Section 8.1 or 8.2 shall be net of (i) any amounts recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party (any such third party, a "COLLATERAL SOURCE") and (ii) an amount equal to the present value of the tax benefit, if any, attributable to such Loss. Indemnification under this Article VIII shall not be available unless the Indemnified Party first uses all commercially reasonable efforts to seek recovery from all Collateral Sources. The Indemnifying Party may require an

Indemnified Party to assign the rights to seek recovery pursuant to the preceding sentence; provided, however, that the Indemnifying Party will then be responsible for pursuing such claim at its own expense. If the amount to be netted hereunder from any payment required under Section 8.1 or 8.2 is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party to this Article VIII, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article VIII had such determination been made at the time of such payment.

                  Section 8.8 Sole Remedy/Waiver. Subject to Sections 7.3(d), 7.11(b) and 9.2, the parties hereto acknowledge and agree that the remedies provided for in this Agreement shall be the parties' sole and exclusive remedy with respect to the subject matter of this Agreement, other than claims for injunctive relief. In furtherance of the foregoing, the parties hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, other than claims for injunctive relief, that it may have against Pfizer or any of its Affiliates or Purchaser or any of its Affiliates, as the case may be, arising under or based upon any federal, state or local Law.

                  Section 8.9 No Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO ANY OTHER PARTY HERETO OR ANY AFFILIATE OF ANY OTHER PARTY HERETO FOR CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES OR FOR DIMINUTION IN VALUE OR LOST PROFITS THAT ARISE OUT OF OR RELATE TO A BREACH OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT (OTHER THAN THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THE LAST TWO SENTENCES OF SECTION
5.10 AND SECTION 5.11), THE TRANSITIONAL SERVICES AGREEMENT AND THE TRANSITIONAL INTELLECTUAL PROPERTY LICENSE AGREEMENT.

                                   ARTICLE IX

                                   TERMINATION

                  Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement among Purchaser, Parent and Pfizer;

                  (b) by Purchaser, Parent or Pfizer, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to April 30, 2003 (the "TERMINATION DATE") (unless the failure to consummate the Closing by such date (i) shall be due to the failure of the party seeking to terminate this

Agreement to have fulfilled any of its obligations under this Agreement or
(ii) is due to the continuance of a waiting period or lack of an approval required under or an injunction or equivalent thereof entered based upon any Competition Laws, in which event Purchaser and Parent may not rely upon this
Section 9.1(b) to terminate this Agreement until nine months from the date of this Agreement);

                  (c) by Purchaser, Parent or Pfizer, if any court of competent jurisdiction or other competent Governmental Authority shall have issued a Governmental Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Governmental Order or other action shall have become final and nonappealable;

                  (d) by Purchaser, Parent or Pfizer, if the Parent Shareholder Approval shall not have been obtained at the Shareholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

                  (e) by Pfizer, in the event that a Parent Adverse Recommendation Change shall have occurred; or

                  (f) by Pfizer, if Parent shall have failed to perform any of its material covenants and agreements set forth in Section 7.12.

                  Section 9.2 Effect of Termination.

                  (a) In the event of the termination of this Agreement in accordance with Section 9.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any Liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 9.2 and Sections 7.1(b), 10.1, 10.7, 10.8, 10.9 and 10.11, and except that nothing herein will relieve any party from Liability for any material breach of any covenant set forth in this Agreement prior to such termination.

                  (b) If this Agreement is terminated pursuant to Section 9.1(e) or (f) and both (i) Pfizer shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed by it at or before such Parent Adverse Recommendation Change (in the case of Section 9.1(e)) or such failure (in the case of Section 9.1(f)), as the case may be, and (ii) the representations and warranties of Pfizer contained in this Agreement (A) that are qualified as to materiality or by reference to Material Adverse Effect are true and correct and (B) that are not so qualified are true and correct in all material respects, in each case as of the date of this Agreement and as of the date of such Parent Adverse Recommendation Change (in the case of Section 9.1(e)) or such failure (in the case of Section 9.1(f)), as the case may be, except to the extent such representations and warranties expressly relate to a particular date (in which case, on and as of such particular date), then Parent shall pay Pfizer a fee equal to $3,300,000 (the "TERMINATION FEE") by wire transfer of immediately available funds to an account designated by Pfizer within two Business Days after such termination.

                  (c) If this Agreement is terminated pursuant to Section 9.1(d) and Pfizer shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed by it at or before such termination, then Parent shall reimburse Pfizer for all the reasonable fees and expenses, not in excess of $137,500, of Pfizer's outside vendors (including its attorneys) incurred since October 17, 2002 in connection with the evaluation and pursuit of the transactions contemplated by this Agreement (the "PFIZER REIMBURSABLE FEES") by wire transfer of immediately available funds to an account designated by Pfizer within two Business Days after such termination.

                  (d) Parent acknowledges and agrees that the agreements contained in Sections 9.2(b) and (c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Pfizer would not enter into this Agreement; accordingly, if Parent fails promptly to pay the amount due pursuant to either Section 9.2(b) or (c), and, in order to obtain such payment, Pfizer commences a suit that results in a judgment against Parent for the Termination Fee or the Pfizer Reimbursable Fees, as the case may be, Parent shall pay to Pfizer its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee or the Pfizer Reimbursable Fees, as the case may be, from the date such payment was required to be made until the date of the payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                  (e) In the event this Agreement shall be terminated and at such time any party is in material breach of or default under any term or provision hereof, such termination shall be without prejudice to, and shall not affect, any and all rights to damages that the other party may have hereunder or otherwise under applicable Law. The damages recoverable by the non-defaulting party shall include all attorneys' fees reasonably incurred by such party in connection with the transactions contemplated hereby.

                  (f)      If this Agreement is terminated in accordance with
Section 9.1, Purchaser agrees that the prohibition in the Confidentiality Agreement restricting Purchaser's ability to solicit any employee of Pfizer or any of its Affiliates to join the employ of Purchaser or any of its Affiliates shall be extended to a period of two years from the date of this Agreement.

                                   ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

                  To Pfizer:

                           PFIZER INC.
                           235 East 42nd Street
                           New York, New York 10017
                           Telephone: 212-733-4935
                           Facsimile: 212-808-8924
                           Attn: Jeffrey B. Kindler, Esq.
                           Senior Vice President and
                           General Counsel

                  With a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Telephone: 212-310-8702
                           Facsimile: 212-735-4510
                           Attn: Raymond O. Gietz, Esq.

                  To Purchaser or Parent:

                           GALEN HOLDINGS PLC
                           100 Enterprise Drive
                           Rockaway, New Jersey 07866
                           Telephone: (973) 442-3371
                           Facsimile: (973) 442-3316
                           Attn: Senior Vice President, Corporate Development, General Counsel and Corporate Secretary

                  With a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Telephone: 212-455-7113
                           Facsimile: 212-455-2502
                           Attn: Gary Horowitz, Esq.

                  Section 10.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Parent, Purchaser and Pfizer, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  Section 10.3 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Purchaser may without such consent assign its rights to purchase the Purchased Assets or its obligation to assume the Assumed Liabilities hereunder to one or more of its Affiliates or to any successor to all or substantially all of its pharmaceuticals business; provided, however, that no such assignment by Purchaser shall relieve Purchaser of any of its obligations hereunder.

                  Section 10.4 Entire Agreement. This Agreement (including all Schedules and Exhibits) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement which will remain in full force and effect for the term provided for therein and other than any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

                  Section 10.5 Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

                  Section 10.6 Parties in Interest. Except as provided in
Article VIII, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Parent, Purchaser, Pfizer or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  Section 10.7 Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of any applicable Laws, and the rules and regulations of each stock exchange upon which the securities of either of the parties is listed, no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless the parties shall have consulted in advance with respect thereto.

                  Section 10.8 Return of Information. If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, Purchaser or Parent, as applicable, shall promptly return to Pfizer, or an officer of Purchaser or Parent, as applicable, shall certify on behalf of Purchaser or Parent, as applicable, to the destruction of, all books and records furnished by Pfizer, any other Seller Corporation or any of their respective Affiliates, agents, employees, or representatives (including all copies, summaries and abstracts, if any, thereof) in accordance with the terms of the Confidentiality Agreement.

                  Section 10.9 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses. Notwithstanding the foregoing, all Taxes (including any value added taxes but excluding any income taxes) and recording fees, in each case relating to the transfer of the Purchased Assets, shall be paid by Purchaser.

                  Section 10.10 Schedules. The disclosure of any matter in any one Schedule shall be deemed to be a disclosure for all purposes of this Agreement to the extent that the relevance of such matters to other Sections or other applicable Schedules is reasonably apparent to a reader on its face, but shall expressly not be deemed to constitute an admission by Pfizer, Purchaser or Parent, or to otherwise imply, that any such matter is material for the purposes of this Agreement.

                  Section 10.11 Governing Law; Jurisdiction.

                  (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, regardless of the Laws that might otherwise govern applicable principles of conflicts of Laws thereof.

                  (b) With respect to any suit, action or proceeding relating to this Agreement (each, a "PROCEEDING"), each party hereto irrevocably
(i) agrees and consents to be subject to the jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York, New York, United States of America and (ii) waives any objection which it may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have any jurisdiction over such party. Purchaser and Parent hereby irrevocably designate, appoint and empower CT Corporation System, with offices located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf service of any legal process, summons notices and documents which may be served in any such Proceeding. If for any reason CT Corporation System is unable or unwilling to continue to act as such designee, appointee and agent, Purchaser and Parent agree to immediately appoint a successor designee, appointee and agent in New York, New York, United States of America reasonably acceptable to Pfizer.

                  Section 10.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

                  Section 10.13 Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  Section 10.14 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  Section 10.15 Guarantee of Parent. Parent guarantees the full and timely payment and performance of Purchaser's and any of its other Affiliates' covenants, agreements, obligations, Liabilities, representations and warranties under this Agreement and the Ancillary Agreements.

                  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                      PFIZER INC.,

                                      By: ____________________________________
                                          Name:
                                          Title:

                                      GALEN (CHEMICALS) LIMITED,

                                      By: ____________________________________
                                          Name:
                                          Title:

                                      GALEN HOLDINGS PLC,

                                      By: ____________________________________
                                          Name:
                                          Title: